                                                                 EXHIBIT 4.4




                        SALE AND SERVICING AGREEMENT



                                    Among



                     ADVANTA MORTGAGE LOAN TRUST 1999-4,
                                  as Trust,



                        ADVANTA HOLDING TRUST 1999-4,
                              as Holding Trust,



                     ADVANTA CONDUIT RECEIVABLES, INC.,
                                 as Sponsor,



                         ADVANTA MORTGAGE CORP. USA,
                             as Master Servicer,



                                     and



                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                            as Indenture Trustee



                        Dated as of November 1, 1999
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                              TABLE OF CONTENTS
                                                                          Page
                                                                          ----


ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION.................................1

  Section 1.01 Definitions...................................................1
  Section 1.02 Use of Words and Phrases......................................1
  Section 1.03 Captions; Table of Contents...................................1
  Section 1.04 Opinions......................................................2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS......................................2

  Section 2.01 Conveyance of the Mortgage Loans..............................2
  Section 2.02 Acceptance by the Trust; Certain Substitutions of
                  Mortgage Loans; Certification by Indenture Trustee.........6
  Section 2.03 Cooperation Procedures........................................8
  Section 2.04 Conveyance of the Subsequent Mortgage Loans...................8

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE
               SPONSOR AND THE MASTER SERVICER..............................11

  Section 3.01 Representations and Warranties of the Sponsor................11
  Section 3.02 Representations and Warranties of the Master Servicer........13
  Section 3.03 Representations and Warranties of the Sponsor with
                  Respect to the Mortgage Loans.............................15
  Section 3.04 Covenants of Sponsor to Take Certain Actions with
                  Respect to the Mortgage Loans In Certain
                  Situations................................................16

ARTICLE IV SERVICING AND ADMINISTRATION OF MORTGAGE LOANS...................19

  Section 4.01 Master Servicer and Sub-Servicers............................19
  Section 4.02 Collection of Certain Mortgage Loan Payments.................20
  Section 4.03 Sub-Servicing Agreements Between Master Servicer and
                  Sub-Servicers.............................................21
  Section 4.04 Successor Sub-Servicers......................................21
  Section 4.05 Liability of Master Servicer.................................21
  Section 4.06 No Contractual Relationship Between Sub-Servicer and
                  Indenture Trustee or the Noteholders......................22
  Section 4.07 Assumption or Termination of Sub-Servicing Agreement
                  by Indenture Trustee......................................23
  Section 4.08 Principal and Interest Account...............................23
  Section 4.09 Delinquency Advances, Compensating Interest and
                  Servicing Advances........................................25
  Section 4.10 Purchase of Mortgage Loans...................................26
  Section 4.11 Maintenance of Insurance.....................................26
  Section 4.12 Due-on-Sale Clauses; Assumption and Substitution
                  Agreements................................................27
  Section 4.13 Realization Upon Defaulted Mortgage Loans....................28
  Section 4.14 Indenture Trustee to Cooperate; Release of Mortgage
                  Files.....................................................29


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  Section 4.15 Servicing Compensation.......................................30
  Section 4.16 Annual Statement as to Compliance............................30
  Section 4.17 Annual Independent Certified Public Accountants'
                  Reports...................................................31
  Section 4.18 Access to Certain Documentation and Information
                  Regarding the Mortgage Loans..............................31
  Section 4.19 Assignment of Agreement......................................31
  Section 4.20 Inspections by the Note Insurer and the Indenture
                  Trustee; Errors and Omissions Insurance...................31
  Section 4.21 Merger, Conversion, Consolidation or Succession to
                  Business of Master Servicer...............................31
  Section 4.22 Notices to Noteholders.......................................32
  Section 4.23 Notices of Material Events...................................32

ARTICLE V SERVICING TERMINATION.............................................33

  Section 5.01 Events of Servicer Termination...............................33

ARTICLE VI ADMINISTRATIVE DUTIES OF THE MASTER SERVICER.....................37

  Section 6.01 Administrative Duties with Respect to the Indenture..........37
  Section 6.02 Records......................................................39
  Section 6.03 Additional Information to be Furnished to the Trust..........39

ARTICLE VII MISCELLANEOUS...................................................39

  Section 7.01 Compliance Certificates and Opinions.........................39
  Section 7.02 Form of Documents Delivered to the Indenture Trustee.........39
  Section 7.03 Acts of Noteholders..........................................40
  Section 7.04 Notices to Indenture Trustee.................................41
  Section 7.05 Notices and Reports to Noteholders; Waiver of Notices........41
  Section 7.06 Rules by Indenture Trustee and Sponsor.......................41
  Section 7.07 Successors and Assigns.......................................42
  Section 7.08 Severability.................................................42
  Section 7.09 Benefits of Agreement........................................42
  Section 7.10 Legal Holidays...............................................42
  Section 7.11 Governing Law................................................42
  Section 7.12 Counterparts.................................................42
  Section 7.13 Amendment....................................................42
  Section 7.14 The Note Insurer.............................................43
  Section 7.15 Notices......................................................43
  Section 7.16 Limitation of Liability......................................45


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
SCHEDULE I  -- Schedules of Mortgage Loans

EXHIBIT A    --   Form of Notice of Establishment of Principal and Interest
                  Account
EXHIBIT B    --   Form of Indenture Trustee's Acknowledgement of Receipt
EXHIBIT C    --   Form of Indenture Trustee's Certification
EXHIBIT D    --   Form of Master Servicer's Trust Receipt
EXHIBIT E    --   Form of Lost Note Affidavit
EXHIBIT F    --   Form of Power of Attorney
EXHIBIT G    --   Form of Subsequent Transfer Agreement



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
            SALE AND SERVICING AGREEMENT, dated as of November 1, 1999 (this "Agreement"), by and among ADVANTA MORTGAGE LOAN TRUST 1999-4, a Delaware business trust, as the trust (the "Trust"), ADVANTA HOLDING TRUST 1999-4, a Delaware business trust, as the holding trust (the "Holding Trust"), ADVANTA CONDUIT RECEIVABLES, INC., a Nevada corporation, in its capacity as sponsor of the Trust (the "Sponsor"), ADVANTA MORTGAGE CORP. USA, a Delaware corporation, in its capacity as master servicer (the "Master Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, in its capacity as indenture trustee (the "Indenture Trustee").

            WHEREAS, the Holding Trust desires to purchase a portfolio of Mortgage Loans originated by the Originators;

            WHEREAS, the Sponsor is willing to sell or cause or direct to be sold such Mortgage Loans to the Holding Trust;

            WHEREAS, the Holding Trust desires to transfer such Mortgage Loans to the Trust and the Trust desires to acquire such Mortgage Loans from the Holding Trust;

            WHEREAS, the Master Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the Trust Estate; and

            WHEREAS, Ambac Assurance Corporation (the "Note Insurer") is intended to be a third party beneficiary of this Agreement and is hereby recognized by the parties hereto to be a third-party beneficiary of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Sponsor, the Master Servicer, the Trust and the Indenture Trustee hereby agree as follows:


                                  ARTICLE I

                     DEFINITIONS; RULES OF CONSTRUCTION

            Section 1.01 Definitions. Capitalized terms used herein shall have their respective meanings as set forth in Annex A attached hereto.

            Section 1.02 Use of Words and Phrases. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Section of this Agreement in which any such word is used. The definitions set forth in Annex A hereto include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

            Section 1.03 Captions; Table of Contents. The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.


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
            Section 1.04 Opinions. Each opinion with respect to the validity, binding nature and enforceability of documents or Notes may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.


                                 ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS

            Section 2.01 Conveyance of the Mortgage Loans. (a) The
Sponsor, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys or shall request or cause to be transferred, sold, assigned, set over and otherwise conveyed, without recourse, for good and valuable consideration, to the Holding Trust, and the Holding Trust hereby transfers, assigns, sets over and otherwise conveys, without recourse, for good and valuable consideration, to the Trust, for pledge to the Indenture Trustee, on behalf of the Noteholders and the Note Insurer, all right, title and interest of the Sponsor or the Holding Trust, as the case may be, in and to (i) the Mortgage Loans, (ii) such amounts in all Accounts including principal collected and interest accrued in respect of the related Mortgage Loans on or after the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable, including Eligible Investments, as may from time to time may be held in such Accounts (except any Premium Recapture and interest accrued prior to the Initial Cut-Off Date, each Subsequent Cut-Off Date and each Replacement Cut-Off Date, as applicable and except for net investment earnings on the Principal and Interest Account, the Capitalized Interest Account and the Note Account), (iii) any Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any Mortgage Insurance Policies relating to the Mortgage Loans and any rights of the Sponsor or any Originator under any Mortgage Insurance Policies, (v) Net Liquidation Proceeds with respect to any Liquidated Mortgage Loan, (vii) the rights of the Sponsor against any Originator pursuant to the Mortgage Loan Transfer Agreement and (viii) any other assets included or to be included in the Trust Estate for pledge to the Indenture Trustee on behalf of the Noteholders and the Note Insurer. In addition, on or prior to the Closing Date, the Sponsor shall cause the Note Insurer to deliver the Policy to the Indenture Trustee, on behalf of the Noteholders. The transfer of the Initial Mortgage Loans set forth on the Schedule of Mortgage Loans to the Trust is absolute and is intended by the Sponsor, the Holding Trust, the Noteholders and all parties hereto to be treated as a sale by the Sponsor to the Holding Trust, and by the Holding Trust to the Trust.

               (b) The Sponsor and the Holding Trust agree to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Note Owners' and the Note Insurer's interests in each Mortgage Loan and the proceeds thereof (including, without


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
limitation, the filing of all necessary continuation statements for the UCC-1 financing statements filed in the appropriate jurisdictions (which shall have been filed within 90 days of the Closing Date or the Subsequent Transfer Date, as the case may be)) and to file in the appropriate jurisdictions any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the debtor or permitted assigns or the filing of any additional UCC-1 financing statements due to a change in the principal office of the debtor or permitted assigns (within 90 days of any event necessitating such filing)).

               (c) In connection with the transfer and assignment of the Mortgage Loans, the Sponsor and the Holding Trust agree to:

               (i) cause to be delivered to the Indenture Trustee, without recourse no later than the Closing Date or any Subsequent Transfer Date or any date on which a Qualified Replacement Mortgage Loan is transferred, as applicable, the items listed in the definition of "Mortgage File"; provided, that the assignments of Mortgage listed in such definition shall be delivered to the Indenture Trustee within 75 Business Days of the Closing Date, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage Loan is transferred, as applicable; and

               (ii) cause, within 75 Business Days following the Closing Date, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage Loan is transferred, as applicable, the assignments of Mortgage to be submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof against creditors of or purchasers from the related Originator to the Indenture Trustee; provided, however, that for administrative convenience and facilitation of servicing and to reduce closing costs, assignments of mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan only if the Indenture Trustee, the Note Insurer and each Rating Agency has received an Opinion of Counsel, satisfactory in form and substance to the Note Insurer and to each Rating Agency to the effect that the recordation of such assignments in any specific jurisdiction is not necessary to protect the Indenture Trustee's interest in the related Mortgage.

            All recording required pursuant to this Section 2.01, shall be accomplished at the expense of the Originators or of the Sponsor. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

            Copies of all Mortgage assignments received by the Indenture Trustee shall be kept in the related Mortgage File.

            Such assignments of mortgage shall, in addition to the requirements specified in the definition of " Mortgage File", be in recordable form. On or before the Closing Date, any Subsequent Transfer Date or date on which a Qualified Replacement Mortgage Loan is


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transferred, as applicable, the Sponsor shall deliver to the Indenture
Trustee an original executed power of attorney, from the current recordholders of the related Mortgage substantially in the form of Exhibit F, authorizing the Indenture Trustee and the Master Servicer on behalf of the Indenture Trustee to record the assignments of mortgage as provided in clause (ii) of this Section 2.01(c). Pursuant to such power of attorney, the Indenture Trustee also may execute a new assignment of mortgage for any Mortgage Loan if the original assignment of mortgage delivered by the Sponsor to the Indenture Trustee is not in recordable form at such time as the assignment of mortgage is to be recorded by the Indenture Trustee.

               (d) As full consideration for the transfer, set-over and conveyance by the Holding Trust to the Trust of all of its right, title and interest in and to the Mortgage Loans and the other rights and properties specified in Section 2.01(a), the Trust shall (x) pay to or upon the order of the Holding Trust that amount in immediately available funds equal to the proceeds of the sale of the Notes, net of any underwriting discounts and other transaction costs (including the cost of obtaining the Policy), and
(y) issue to the Holding Trust one or more Certificates evidencing in the aggregate 100% of the beneficial ownership interest in the Trust. As full consideration for the transfer, set-over and conveyance by the Sponsor to the Holding Trust of all of its right, title and interest in and to the Mortgage Loans and the other rights and properties specified in Section 2.01(a), the Holding Trust shall (x) pay to or upon the order of the Sponsor that amount in immediately available funds equal to the proceeds of the sale of the Notes, net of any underwriting discounts, the Original Pre-Funded Amount, the Capitalized Interest Account Deposit and other transaction costs (including the cost of obtaining the Policy), and (y) issue to or at the direction of the Sponsor one or more trust certificates evidencing in the aggregate 100% of the beneficial ownership interest in the Holding Trust.

               (e) The Sponsor (or any affiliate of the Sponsor) shall transfer, sell, assign, set over and otherwise convey, without recourse, to the Holding Trust, and the Holding Trust shall transfer, sell assign, set over and otherwise convey, without recourse, to the Trust and for pledge to the Indenture Trustee on behalf of the Noteholders all right, title and interest of the Sponsor (or of such affiliate) or the Holding Trust, as the case may be, in and to any Qualified Replacement Mortgage Loan delivered to by the Sponsor to the Holding Trust and by the Holding Trust to the Trust pursuant to Sections 2.02, 3.03 and 3.04 hereof and all its right, title and interest to principal collected and interest accruing on such Qualified Replacement Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Sponsor (or such affiliate) shall reserve and retain all right, title and interest in and to payments of principal due and interest accrued on such Qualified Replacement Mortgage Loan prior to the applicable Replacement Cut-Off Date.

               (f) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Sponsor shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

               (g) The Sponsor shall cause to be reflected on the applicable records that the Mortgage Loans have been sold to the Holding Trust and the Holding Trust shall cause to be reflected on the applicable records that the Mortgage Loans have been sold to the Trust.


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
               (h) To the extent that the ratings, if any, then assigned to the unsecured debt of the Sponsor or of its ultimate corporate parent are satisfactory to the Controlling Party and each Rating Agency then, any of the Document Delivery Requirements described above may be waived by an instrument signed by the Controlling Party and each Rating Agency (or any documents theretofore delivered to the Indenture Trustee returned to the Sponsor) on such terms and subject to such conditions as the Controlling Party and each Rating Agency may permit.

               (i) It is the express intent of the parties hereto that the conveyance of the Mortgage Loans (including all other rights and properties described in Section 2.01(a) above) by the Sponsor to the Holding Trust and by the Holding Trust to the Trust be construed as a sale of the Mortgage Loans by the Sponsor to the Holding Trust and a sale of the Mortgage Loans by the Holding Trust to the Trust. It is, further, not the intent of the parties that the conveyance from the Sponsor to the Holding Trust or from the Holding Trust to the Trust be deemed a pledge of the Mortgage Loans by the Sponsor to the Holding Trust to secure a debt or other obligation of the Sponsor or any of its assignors or by the Holding Trust to the Trust to secure a debt or other obligation of the Holding Trust or any of its assignors. However, in the event and to the extent that, notwithstanding the intent of the parties hereto, any or all of the Mortgage Loans (including the other rights and properties described in Section 2.01(a) above) are held to be property of the Sponsor or any of its assignors, or the Holding Trust or any of its assignors, then

               (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the New York UCC;

               (ii) the conveyance provided for herein shall be deemed to be a grant by the Sponsor to the Holding Trust and by the Holding Trust to the Trust of a first priority security interest in all of the Sponsor's and the Holding Trust's, respectively, right, title and interest in and to the Mortgage Loans (including the other rights and properties described in Section 2.01(a) above) and all amounts payable to the holder of the Mortgage Loans and/or such rights or properties in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including all amounts from time to time held or invested in any Account, whether in the form of cash, instruments, securities or other property;

               (iii) the possession by the Indenture Trustee or its bailees or agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the New York UCC;

               (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Indenture Trustee for the purpose of perfecting such security interest under applicable law; and

               (v) the obligations secured by the first priority security interest described in clause (iii) above shall be deemed to include any and all obligations of the Trust to pay the principal of and interest on the Notes to the Noteholders and to pay the fees, expenses and other amounts required to be paid to the Master Servicer, the Indenture Trustee, the Note Insurer and the Noteholders, all in accordance with and otherwise subject to the Operative Documents.

            Any assignment or other transfer of the interest of the Indenture Trustee under any provision hereof shall also be deemed to be an assignment of any security interest created hereby. Each of the Sponsor, the Holding Trust and the Master Servicer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement. The Sponsor and the Holding Trust also covenant not to pledge, assign or grant any security interest to any third party in any Mortgage Loan conveyed to the Trust hereunder.

            Upon the Indenture Trustee's or the Note Insurer's request, the Sponsor and/or the Holding Trust shall perform (or cause to be performed) such further acts and execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to the Indenture Trustee such further documents as the Indenture Trustee or the Note Insurer shall deem necessary or advisable in order to evidence, establish, maintain, protect, enforce or defend its rights in and to the Mortgage Loans and other rights and properties transferred hereunder or otherwise to carry out the intent and accomplish the purposes of this Agreement (including UCC-1 financing statements naming the Sponsor or the Holding Trust as debtor and the Indenture Trustee as secured party and any continuation statements relating thereto).

            Section 2.02 Acceptance by the Trust; Certain Substitutions of Mortgage Loans; Certification by Indenture Trustee. (a) The Indenture Trustee, on behalf of the Trust, hereby acknowledges receipt of the Trust Estate and agrees to execute and deliver no later than the Closing Date, on any Subsequent Transfer Date and on any date on which a Qualified Replacement Mortgage Loan is transferred to the Trust, as applicable, an acknowledgment of receipt in the form attached as Exhibit B hereto of the Mortgage Files delivered by the Sponsor to the Holding Trust and by the Holding Trust to the Indenture Trustee, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and pledged to it on behalf of the Noteholders and the Note Insurer. On or before the tenth Business Day after the Closing Date, any Subsequent Transfer Date, and any date on which a Qualified Replacement Mortgage Loan is conveyed to the Trust, the Indenture Trustee shall execute and deliver to the Note Insurer and the Master Servicer an acknowledgement of receipt of the original Mortgage Notes for each Mortgage Loan.

            The Indenture Trustee further agrees to review any documents delivered by the Sponsor within 90 days after the Closing Date (or within 90 days with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage Loan after the assignment thereof) and to deliver to the Sponsor, the Holding Trust, the Master Servicer and the Note Insurer a Certification in the form attached hereto as Exhibit C hereto. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the


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
represented purpose or that they are other than what they purport to be on their face, nor shall the Indenture Trustee be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

               (b) If the Indenture Trustee during such 90-day period finds any document constituting a part of a Mortgage File which (i) is not properly executed, (ii) has not been received within the specified period,
(iii) is unrelated to the Mortgage Loans identified in the Schedules of Mortgage Loans, (iv) that any Mortgage Loan does not conform in a material respect to the description thereof as set forth in the Schedules of Mortgage Loans, the Indenture Trustee shall promptly so notify the Sponsor, the Master Servicer and the Note Insurer. In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. The Sponsor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is so notified by the Indenture Trustee. If, however, within 60 days after the Indenture Trustee's notice respecting such defect the Sponsor has not remedied or caused to be remedied the defect and the defect materially and adversely affects the interest of the Noteholders or of the Note Insurer in the related Mortgage Loan, the Sponsor will (or will cause the related Originator or an affiliate of the Sponsor to) on the next succeeding Remittance Date (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage Loan and, deliver the Substitution Amount or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account.

            Upon receipt of any Qualified Replacement Mortgage Loan or of written notification signed by a Servicing Officer to the effect that the Loan Purchase Price in respect of such Mortgage Loan has been deposited into the Principal and Interest Account, then as promptly as practicable, the Indenture Trustee shall execute such documents and instruments of transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Mortgage Loan pursuant to this Section 2.02. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Mortgage Loan and to either convey a Qualified Replacement Mortgage Loan or to make a deposit of any related Loan Purchase Price into the Principal and Interest Account shall constitute the sole remedy respecting such defect available to Noteholders, the Indenture Trustee, the Trust and the Note Insurer against the Sponsor.

            The Sponsor, promptly following the transfer of a Mortgage Loan from or to the Trust pursuant to this Section 2.02(b), shall deliver an amended Schedule of Mortgage Loans to the Indenture Trustee and the Note Insurer and shall make appropriate entries in its general account records to reflect such transfer. The Master Servicer shall, following the transfer of a repurchased Mortgage Loan from the Indenture Trustee to the Sponsor, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust.

               (c) As to any Qualified Replacement Mortgage Loan, the Sponsor shall deliver to the Indenture Trustee with respect to such Qualified Replacement Mortgage Loan such documents and agreements as are required to be held by the Indenture Trustee in accordance


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
with this Section 2.02. For any Remittance Period during which the Sponsor substitutes one or more Qualified Replacement Mortgage Loans, the Master Servicer shall determine the Substitution Amount, which amount shall be deposited by the Sponsor in the Principal and Interest Account at the time of substitution. All amounts received in respect of the Qualified Replacement Mortgage Loan during the Remittance Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust Estate and shall not be deposited by the Master Servicer in the Principal and Interest Account. All amounts received by the Master Servicer during the Remittance Period in which the circumstances giving rise to such substitution occur in respect of any Mortgage Loan so removed by the Trust Estate shall be deposited by the Master Servicer in the Principal and Interest Account. Upon such substitution, each Qualified Replacement Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Sponsor shall be deemed (i) to have made with respect to such Qualified Replacement Mortgage Loan, as of the date of substitution, the covenants, representations and warranties set forth in Section 3.03 and
(ii) to have certified that such Mortgage Loan(s) is/are Qualified Replacement Mortgage Loan(s).

            Section 2.03 Cooperation Procedures. The Sponsor, the Master Servicer and the Indenture Trustee covenant to provide each other and to the
Note Insurer all data and information required to be provided by them hereunder at the times required hereunder, and additionally covenant reasonably to cooperate with each other in providing any additional information required by any of them in connection with their respective duties hereunder.

            Section 2.04 Conveyance of the Subsequent Mortgage Loans.
(a) On any Subsequent Transfer Date, subject to the conditions set forth in paragraph (b) below, in consideration of the Indenture Trustee's delivery of all or a portion of the balance of funds in the Pre-Funding Account, the Sponsor shall sell, transfer, assign, set over and otherwise convey, without recourse, to the Holding Trust or shall request or cause the Holding Trust to acquire from the Sponsor or an affiliate of the Sponsor, and the Holding Trust shall sell, transfer, assign, set over and otherwise convey to the Trust, without recourse, for pledge to the Indenture Trustee on behalf of the Noteholders and the Note Insurer all right, title and interest of the Sponsor or such affiliate or the Holding Trust, as applicable, in and to each Subsequent Mortgage Loan listed on the Schedule of Mortgage Loans delivered by the Sponsor to the Indenture Trustee on such Subsequent Transfer Date, all right, title and interest in and to principal collected and interest accrued on each such Subsequent Mortgage Loan on and after the related Subsequent Cut-Off Date and all right, title and interest in and to all Mortgage Insurance Policies; provided, however, that the Sponsor reserves and retains all of its right, title and interest in and to principal collected and interest accrued on each such Subsequent Mortgage Loan prior to the related Subsequent Cut-Off Date. Each of the transfer by the Sponsor to the Holding Trust and by the Holding Trust to the Trust of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans shall be absolute and shall be intended by the Sponsor, the Holding Trust the Noteholders and all parties hereto to be treated as a sale.

            The amount released from the Pre-Funding Account shall be equal to 96.25% of the aggregate Loan Balances of the Subsequent Mortgage Loans so transferred.

            The Sponsor shall transfer or cause to be transferred to the Indenture Trustee, on behalf of the Trust, the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) the Sponsor shall have provided the Indenture Trustee, the Note Insurer and each Rating Agency with an Addition Notice and any information in an electronic data file with respect to the Subsequent Mortgage Loans;

               (ii) the Sponsor and the Holding Trust shall have delivered to the Indenture Trustee a duly executed written assignment (including an acceptance by the Indenture Trustee) in substantially the form of Exhibit G (the "Subsequent Transfer Agreement"), which shall include a Schedule of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

               (iii) prior to or on the first Remittance Date following the related Subsequent Transfer Date, the Sponsor shall have deposited in the Principal and Interest Account all principal collected and interest accrued (excluding premium recapture and interest accrued prior to the related Subsequent Cut-Off Date) in respect of the Subsequent Mortgage Loans on or after the related Subsequent Cut-Off Date;

               (iv) as of each Subsequent Transfer Date, none of the related Originators, the Master Servicer or the Sponsor was insolvent nor will any of them have been made insolvent by such transfer nor is any of them aware of any pending insolvency;

               (v) such conveyance of Subsequent Mortgage Loans will not result in a material adverse tax consequence to the Trust or the Noteholders;

               (vi) the Pre-Funding Period shall not have terminated;

               (vii) the Sponsor shall have delivered to the Indenture Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in paragraphs (b), (c) and (d) of this
      Section 2.04 and in the related Subsequent Transfer Agreement.

               (viii) the Rating Agencies, the Note Insurer, and the Indenture Trustee shall have received, Opinions of Counsel with respect to certain tax, true sale and bankruptcy matters related to the transfer of the Subsequent Mortgage Loans (which Opinions of Counsel may be delivered on the Closing Date); and

               (ix) the Note Insurer shall have approved the Subsequent Mortgage Loans to be transferred.

               (b) The obligation of the Trust to purchase a Subsequent Mortgage Loan on any Subsequent Transfer Date is subject to the following requirements:

               (i) for each Subsequent Mortgage Loan, as of the related Subsequent Cut-Off Date:

                     (A)   the applicable Gross Margin is at least 1.90%;

                     (B) the final maturity date is not later than February 29, 2030,

                     (C)   the Loan-to-Value Ratio is not in excess of 100%;

                     (D)   the Loan Balance is not in excess of $500,000.00;
                           and

                     (E) the Mortgage Loan is not more than 30 days Delinquent; and

               (ii) following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (by aggregate Loan Balance) (including Subsequent Mortgage Loans):

                     (A) will have a weighted average Coupon Rate of at least 9.25%;

                     (B) will have a weighted average Loan-to-Value Ratio of not more than 81.00%;

                     (C) will have not more than 2.00% Mortgage Loans with a Loan-to-Value Ratio of greater than 90.00%;

                     (D) will have at least 92.00% Mortgage Loans that are considered "fully documented" loans;

                     (E) will have at least 87.00% Mortgage Loans that are related to single family detached residences or planned unit developments;

                     (F) will have 100.00% Mortgage Loans which are First Mortgage Loans;

                     (G) will have at least 75.00% Mortgage Loans which are classified "A-" or better;

                     (H) will have not more than 8.00% of Mortgage Loans that are classified "C";

                     (I) will have not more than 1.50% of Mortgage Loans that are classified "D";

                     (J) will have a weighted average Gross Margin of at least 5.15%;

                     (K) will have not more than 15.00% of Mortgage Loans for which the related Property is located in any one state.

            The Note Insurer may waive or modify any of the requirements in this Section 2.04(c) or specify any additional criteria provided that any such modification shall not materially and adversely affect the Sponsor.

               (c) In connection with the transfer and assignment of the Subsequent Mortgage Loans, the Sponsor agrees to satisfy, or cause to be satisfied, the conditions set forth in Sections 2.01(b), (c), (f), (g), (h) and (i), 2.02 and 2.03 hereof and this Section 2.04.


                                 ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
                   OF THE SPONSOR AND THE MASTER SERVICER

            Section 3.01 Representations and Warranties of the Sponsor. The Sponsor hereby represents, warrants and covenants to the Indenture Trustee, the Note Insurer and to the Noteholders as of the Closing Date that:

               (a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Sponsor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party.

               (b) The execution and delivery of this Agreement and the other Operative Documents to which the Sponsor is a party by the Sponsor and its performance and compliance with the terms of this Agreement and of the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Sponsor and will not violate the Sponsor's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Sponsor or any of its properties.

               (c) This Agreement and the other Operative Documents to which the Sponsor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Sponsor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

               (d) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Sponsor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

               (e) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which it is a party.

               (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Sponsor contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

               (g) The statements contained in the Registration Statement which describe the Sponsor or matters or activities for which the Sponsor is responsible in accordance with the Operative Documents or which are attributed to the Sponsor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Sponsor or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein with respect to the Sponsor not misleading. To the best of the Sponsor's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

               (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Sponsor makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Notes and the execution and delivery by the Sponsor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject and are not reasonably expected to be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Sponsor and the performance by the Sponsor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

               (i) The transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor.

               (j) The Sponsor received fair consideration and reasonably equivalent value in exchange for the sale of the interests in the Mortgage Loans to the Trust.

               (k) The Sponsor did not sell any interest in any Mortgage Loan with any intent to hinder, delay or defraud any of its respective creditors.

               (l) The Sponsor is solvent and the Sponsor will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Trust or the issuance of the Notes.

            It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the Mortgage Loans to the Indenture Trustee.

            Section 3.02 Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Note Insurer and to the Noteholders as of the Closing Date that:

               (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is, and each Sub-Servicer is, in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer and each Sub-Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement and the other Operative Documents to which it is a party. The Master Servicer has, on a consolidated basis with its parent, AMHC, equity of at least $5,000,000, as determined in accordance with generally accepted accounting principles.

               (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement and the other Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Master Servicer and will not violate the Master Servicer's Articles of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which the Master Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Master Servicer or any of its properties.

               (c) This Agreement and the other Operative Documents to which the Master Servicer is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, each constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

               (d) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

               (e) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Document to which it is a party or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Master Servicer is a party.

               (f) No certificate of any an officer, statement furnished in writing or report delivered pursuant to the terms hereof the by the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

               (g) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Operative Documents or which are attributed to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer or omit to state a material fact required to be stated therein or necessary to make the statements contained therein with respect to the Master Servicer not misleading. To the best of the Master Servicer's knowledge and belief, the Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements contained therein not misleading.

               (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Master Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution and delivery by the Master Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not reasonably expected to be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other Operative Documents on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

               (i) The collection practices used by the Master Servicer with respect to the Mortgage Loans directly serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage loan servicing business.

               (j) The transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

               (k) The terms of each existing Sub-Servicing Agreement are acceptable to the Master Servicer and any new Sub-Servicing Agreements or Sub-Servicers will comply with the provisions of Section 4.03.

            It is understood and agreed that the representations and warranties set forth in this Section 3.2 shall survive delivery of the Mortgage Loans to the Indenture Trustee.

            Upon discovery by any of the Master Servicer, the Sponsor, any Sub-Servicer, the Note Insurer or the Indenture Trustee of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Noteholders or of the
Note Insurer, the party discovering such breach shall give prompt written notice to the other parties. Within 30 days of its discovery or its receipt of notice of breach, the Master Servicer shall cure such breach in all material respects and, upon the Master Servicer's continued failure to cure such breach, may thereafter be removed by the Indenture Trustee or the Note Insurer pursuant to Section 5.01 hereof; provided, however, that, if the Master Servicer can demonstrate to the reasonable satisfaction of the Controlling Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Controlling Party.

            Section 3.03 Representations and Warranties of the Sponsor with Respect to the Mortgage Loans. (a) The Sponsor makes the following representations and warranties as to the Mortgage Loans on which the Note Insurer relies and the Indenture Trustee relies in accepting the Mortgage Loans in trust and executing and authenticating the Noteholders. Such representations and warranties speak as of the Closing Date with respect to the Initial Mortgage Loans, as of the related Subsequent Transfer Date with respect to any Subsequent Mortgage Loan, or as of the date upon which any Qualified Replacement Mortgage Loan is added to the Trust, but shall in each case survive the sale, transfer and assignment of the Mortgage Loans to the Trust and the pledge of the Mortgage Loans to the Indenture Trustee pursuant to the Indenture:

               (i) The information with respect to each Mortgage Loan set forth in the Schedule of Mortgage Loans is true and correct as of the Initial Cut-Off Date, the Subsequent Cut-Off Date, or the Replacement Cut-Off Date, as the case may be;

               (ii) All of the original or certified documentation set forth in Section 2.01 (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee not later than the Closing Date, the related Subsequent Transfer Date, or the date on which any Qualified Replacement Mortgage Loan is added to the Trust, as the case may be, or as otherwise provided in Section 2.01;

               (iii) Each Mortgage Loan is being serviced by the Master Servicer or a Master Servicer Affiliate;

               (iv) As of the Initial Cut-Off Date, no more than 0.30% of the aggregate principal balances of the Initial Mortgage Loans are 30-59 days Delinquent and no Initial Mortgage Loan is 60 or more days' Delinquent;

               (v) All of the Mortgage Loan conform, in all material respects, to the description thereof set forth in the Registration Statement;

               (vi) The credit underwriting guidelines applicable to each Mortgage Loan conform in all material respects to the description thereof set forth in the Prospectus.

               (b) The Sponsor hereby assigns to the Indenture Trustee for the benefit of the Noteholders and the Note Insurer (so long as a Note Insurer Default has not occurred and is continuing) all of its right, title and interest in respect of the Mortgage Loan Transfer Agreement. Insofar as the Mortgage Loan Transfer Agreement provides for representations and warranties made by the related Originator in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer or by the Indenture Trustee on behalf of the Noteholders and the
Note Insurer. Upon the discovery by the Sponsor, the Master Servicer, the
Note Insurer or the Indenture Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Transfer Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Noteholders or of the Note Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Master Servicer shall promptly notify the related Originator of such breach and request that such Originator cure such breach or take the actions described in Section 3.04(b) hereof within the time periods required thereby, and if such Originator does not cure such breach in all material respects, the Sponsor shall cure such breach or take such actions. The obligations of the Sponsor or Master Servicer, as the case may be, set forth herein with respect to any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole obligations of the Master Servicer and of the Sponsor in respect of such breach.

            Section 3.04 Covenants of Sponsor to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations. (a) With the provisos and limitations as to remedies set forth in this Section 3.04, upon the discovery by the Sponsor, the Master Servicer, the Note Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in Section 3.03 of this Agreement or in the Mortgage Loan Transfer Agreement were untrue in any material respect as of the Closing Date (or the Subsequent Transfer Date, as the case may be) and such breaches of the representations and warranties materially and adversely affect the interests of the Noteholders or of the Note Insurer, the party discovering such breach shall give prompt written notice to the other parties.

            The Sponsor acknowledges that a breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan or (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property, constitutes breach of a representation or warranty which materially and adversely affects the interests of the Noteholders or of the Note Insurer in such Mortgage Loan.

               (b) Upon the earliest to occur of the Sponsor's discovery, its receipt of notice of breach from any one of the other parties hereto or from the Note Insurer or such time as a breach of any representation and warranty materially and adversely affects the interests of the Noteholders or of the Note Insurer as set forth above, the Sponsor hereby covenants and warrants that it shall promptly cure such breach in all material respects or it shall (or shall cause an affiliate of the Sponsor or an Originator to), subject to the further requirements of this paragraph, on the second Remittance Date next succeeding such discovery, or receipt of notice (i) substitute in lieu of each Mortgage Loan which has given rise to the requirement for action by the Sponsor a Qualified Replacement Mortgage Loan and deliver the Substitution Amount applicable thereto, together with the aggregate amount of all Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and not previously reimbursed to the Master Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Master Servicer for deposit in the Principal and Interest Account. It is understood and agreed that the obligation of the Sponsor to cure the defect, or substitute for, or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Noteholders, the Indenture Trustee or the Note Insurer.

               (c) In the event that any Qualified Replacement Mortgage Loan is delivered by an Originator or by the Sponsor (or by an affiliate of the Sponsor, as the case may be) to the Trust pursuant to Sections 3.03, 3.04 or
2.02 hereof, the related Originator and the Sponsor shall be obligated to take the actions described in Section 3.04(b) with respect to such Qualified Replacement Mortgage Loan upon the discovery by any of the Noteholders, the Sponsor, the Master Servicer, the Note Insurer, any Sub-Servicer or the Indenture Trustee that the representations and warranties set forth in the Mortgage Loan Transfer Agreement or in Section 3.03 above are untrue in any material respect on the date such Qualified Replacement Mortgage Loan is conveyed to the Trust such that the interests of the Noteholders or the Note Insurer in the related Qualified Replacement Mortgage Loan are materially and adversely affected.

               (d) In the event that any Qualified Replacement Mortgage Loan is delivered to the Trust, such Qualified Replacement Mortgage Loan must be a Mortgage Loan which: (i) bears an adjustable rate of interest, (ii) has the same interest rate index, a margin over such index and a maximum interest rate equal to or greater than those applicable to the Mortgage Loan being replaced, (iii) is of the same or better property type and the same or better occupancy status as the replaced Mortgage Loan, (iv) shall be of the same or better credit quality classification (determined in accordance with the Originators' credit underwriting guidelines) as the Mortgage Loan being replaced, (v) shall mature no later than February 29, 2030, (vi) has a Loan-to-Value Ratio as of the Replacement Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (vii) has a Loan Balance as of the related Replacement Cut-Off Date equal to or less than the Loan Balance of the replaced Mortgage Loans as of such Replacement Cut-Off Date, (viii) satisfies all of the representations and warranties set forth in Section 3.03 as evidenced by an Officer's Certificate of the Sponsor delivered to the Note Insurer, the Sponsor and the Indenture Trustee prior to any such substitution and (ix) is a valid First Mortgage Loan. In the event that one or more mortgage loans are proposed to be substituted for one or more mortgage loans, the Note Insurer may allow the foregoing tests to be met on a weighted average basis with respect to the Mortgage Loans only or other aggregate basis acceptable to the Note Insurer, as evidenced by a written consent delivered to the Indenture Trustee by the Note Insurer, except that the requirement of clause (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan. The procedures applied by the Sponsor in selecting each Qualified Replacement Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Noteholders or the Note Insurer.

               (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage Loan therefor, the Indenture Trustee will transfer, assign, set over and otherwise convey without recourse, all of its right, title and interest in and to such released Mortgage Loan and all of the Trust's right, title and interest to principal collected and interest accruing on such released Mortgage Loan on and after the applicable Replacement Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal collected and interest accrued on such released Mortgage Loan prior to the applicable Replacement Cut-Off Date.

               (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage Loan to the Trust, the Sponsor agrees to cause to be delivered to the Indenture Trustee the items described in
Section 2.01(c) on the date of such transfer and assignment or, if a later delivery time is permitted by Section 2.01(c), then no later than such later delivery time.

               (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage Loan the Indenture Trustee shall deliver no later than the date of conveyance of such Qualified Replacement Mortgage Loan and on the order of the Sponsor (i) the original Mortgage Note, or the certified copy, relating thereto, endorsed without recourse, to the Sponsor and (ii) such other documents as constituted the Mortgage File with respect thereto.

               (h) The Sponsor shall, in connection with the delivery of each Qualified Replacement Mortgage Loan to the Indenture Trustee, provide the Indenture Trustee with the information set forth in the Schedule of Mortgage Loans with respect to such Qualified Replacement Mortgage Loan.

               (i) It is understood and agreed that the covenants set forth in this Section 3.04 shall survive delivery of the respective Mortgage Loans (including Subsequent Mortgage Loans and Qualified Replacement Mortgage Loans) to the Indenture Trustee on behalf of the Trust.


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
                                 ARTICLE IV

                        SERVICING AND ADMINISTRATION
                              OF MORTGAGE LOANS

            Section 4.01 Master Servicer and Sub-Servicers. (a) Acting directly or through one or more Sub-Servicers as provided in Section 4.03, the Master Servicer, as master servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and on behalf of the Indenture Trustee and the Note Insurer in accordance with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

               (b) With respect to the Mortgage Loans, the duties of the Master Servicer shall include (i) collecting and posting of all payments,
(ii) responding to inquiries of Mortgagors or by federal, state or local government authorities, (iii) investigating delinquencies, (iv) reporting tax information to Mortgagors in accordance with its customary practices,
(v) accounting for collections, (vi) furnishing monthly and annual statements to the Indenture Trustee and the Note Insurer, as applicable, with respect to distributions, (vii) paying Compensating Interest and (viii) making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer shall follow Accepted Servicing Practices in performing its duties as Master Servicer. The Master Servicer shall cooperate with the Indenture Trustee and furnish to the Indenture Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Indenture Trustee to perform its tax reporting duties hereunder.

               (c) Without limiting the generality of the foregoing, the Master Servicer (i) shall continue, and is hereby authorized and empowered by the Indenture Trustee, to execute and deliver, on behalf of itself, the Noteholders, the Note Insurer and the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Properties; (ii) may consent to any modification of the terms of any Mortgage Note not expressly prohibited hereby if the effect of any such modification will not be to affect materially and adversely the security afforded by the related Property, the timing of receipt of any payments required hereby or the interest of the
Note Insurer.

               (d) The Master Servicer shall, in accordance with Accepted Servicing Practices, have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations to Properties and (iii) removal, demolition or division of Properties. No application for consent may be approved by the Master Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio (which may, for this purpose, be determined at the time of any such action in a manner reasonably acceptable to the Indenture Trustee) and the Mortgagor's debt-to-income ratio after any release does not exceed the Loan-to-Value Ratio and debt-to-income ratio applicable to such Mortgage Loan at origination and (z) the lien priority of the related Mortgage is not adversely affected; provided, however, that the foregoing requirements in clauses (x), (y) and (z) shall not apply to


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
any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

               (e) Without limiting the generality of the foregoing, but subject to Sections 4.13 and 4.14, the Master Servicer in its own name or in the name of a Sub-Servicer may be authorized and empowered pursuant to a power of attorney executed and delivered by the Indenture Trustee to execute and deliver, and may be authorized and empowered by the Indenture Trustee, to execute and deliver, on behalf of itself, the Noteholders, the Note Insurer and the Indenture Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Indenture Trustee and (iii) to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee; provided, however, that
Section 4.14(a) shall constitute a power of attorney from the Indenture Trustee to the Master Servicer or any Sub-Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 4.13 and 4.14, the Indenture Trustee shall agree in the Indenture to furnish the Master Servicer or any Sub-Servicer with any powers of attorney and other documents as the Master Servicer or such Sub-Servicer shall reasonably request to enable the Master Servicer or any Sub-Servicer to carry out their respective servicing and administrative duties hereunder.

               (f) The Master Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

               (g) Servicing Advances incurred by the Master Servicer or any Sub-Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by the Master Servicer or such Sub-Servicer to the extent described in Section 4.09(c) and in Section 8.06(b)(xii) of the Indenture.

               (h) The Master Servicer shall modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act in accordance with the Master Servicer's general policies of the comparable mortgage loans subject to the Civil Relief Act.

               (i) The Master Servicer shall have the right to sell, in whole-loan, third-party sales, any Mortgage Loan that is more than 90 days delinquent if the Master Servicer believes that such means of disposition will provide the largest recovery.

            Section 4.02 Collection of Certain Mortgage Loan Payments.
(a) The Master Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Mortgage Insurance Policies, follow Accepted Servicing Practices. The Master Servicer may in its discretion waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans,

            In addition, the Master Servicer may, if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan; provided, however, the Master Servicer shall not reschedule the payment of delinquent payments more than one time in any twelve consecutive months with respect to any Mortgagor; and, provided, further, that such modifications shall not be made in excess of 10% of the Original Pool Principal Balance without the prior written consent of the Note Insurer; provided, further, however, that, if the Note Insurer has not given its consent within five (5) Business Days after notice from the Master Servicer, the Note Insurer shall be deemed to have given its consent to such modification or rescheduling for payments of delinquent payments; provided, however, that such notice and consent shall not be required in the event that the Master Servicer determines, in its good faith business judgment that such modification is legally required to be made prior to such five (5) day period, in which case the Master Servicer shall give the Note Insurer immediate notice of such action.

               (b) The Master Servicer shall hold in escrow on behalf of the related Mortgagor all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Mortgage Note.

            Section 4.03 Sub-Servicing Agreements Between Master Servicer and Sub-Servicers. The Master Servicer may and is hereby authorized to perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Sub-Servicer, which may be an Affiliate. Pursuant to the foregoing, the Master Servicer may enter into Sub-Servicing Agreements for any servicing and administration of Mortgage Loans with any institution and which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement. The Master Servicer shall give notice to the Note Insurer and the Indenture Trustee of the appointment of any Sub-Servicer that is not a Master Servicer Affiliate. The Master Servicer shall also furnish to the Note Insurer and the Indenture Trustee a copy of the Sub-Servicing Agreement, except when the Sub-Servicer is a Master Servicer Affiliate. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Sub-Servicer has received such payments. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement.

            By delivery of the Policy, the Note Insurer is deemed to have approved Advanta National Bank and Advanta Finance Corp. as Sub-Servicers hereunder.

            Section 4.04 Successor Sub-Servicers. The Master Servicer may terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Sub-Servicers that qualifies under Section 4.03.

            Section 4.05 Liability of Master Servicer(a) . The Master Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement between the Master Servicer and a Sub-Servicer or otherwise and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Master Servicer for any losses due to the Master Servicer's negligence.

               (b) The Master Servicer shall defend, indemnify and hold harmless the Indenture Trustee (including its officers, directors, employees and agents), the Owner Trustee (including its officers, directors, employees and agents), the Noteholders, the Holding Trust and the Trust from and against any and all claims, damages, liabilities, losses, costs and expenses (including the reasonable fees and expenses of counsel) to the extent that such claims, damages, liabilities, losses, costs or expenses arose out of, or were imposed upon the Indenture Trustee, the Owner Trustee, the Noteholders, the Holding Trust or the Trust in connection with or by reason of, (i) any failure by the Master Servicer to perform its duties under this Agreement or any errors or omissions of the Master Servicer related to such duties, including the making of any inaccurate representations or warranties hereunder; or (ii) in the case of the Indenture Trustee or the Owner Trustee, the performance of its duties hereunder or under the other Operative Documents, except to the extent that such claim, damage, liability, loss, cost or expense resulted from the Indenture Trustee's or the Owner Trustee's gross negligence or willful misconduct. The provisions of this Section 4.04(b) shall run directly to and be enforceable by each injured party subject to the limitations hereof, and the indemnification provided by the Master Servicer to the Indenture Trustee, the Owner Trustee, the Noteholders, the Holding Trust and the Trust pursuant to this Section 4.04(b) shall survive the payment in full of the Notes, the termination of the Indenture and the resignation or removal of the Indenture Trustee or the Owner Trustee. The Master Servicer shall pay any amounts owing pursuant to this Section 4.04(b) directly to the indemnified Person, and such amounts shall not be deposited in either the Principal and Interest Account or the Note Account. Indemnification under this Section 4.04(b) shall include reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Master Servicer has made any indemnity payments to the Indenture Trustee, the Owner Trustee, the Noteholders, the Holding Trust or the Trust pursuant to this Section 4.04(b) and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Master Servicer, without interest.

               (c) The Master Servicer shall be the secondary obligor in respect of any Expenses (as defined in the Trust Agreement and the Holding Trust Agreement) owing to any Indemnified Party (as defined in the Trust Agreement and the Holding Trust Agreement) under Section 8.02 of the Trust Agreement and the Holding Trust Agreement.

            Section 4.06 No Contractual Relationship Between Sub-Servicer and Indenture Trustee or the Noteholders. Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Master Servicer alone and the Note Insurer, the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer except as set forth in Section 4.07 hereof.

            Section 4.07 Assumption or Termination of Sub-Servicing Agreement by Indenture Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder by the Indenture Trustee pursuant to
Section 5.01, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Sub-Servicer may be assumed or terminated by the Indenture Trustee at its option. Any termination fee due under any such Sub-Servicing agreement shall be paid by the preceding Master Servicer but in no event shall the Indenture Trustee be liable for any such fee.

            The Master Servicer shall, upon request of the Indenture Trustee, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party, without the payment of any fee by the Indenture Trustee, notwithstanding any contrary provision in any Sub-Servicing Agreement.

            Section 4.08 Principal and Interest Account(a) . (a) The Master Servicer and/or each Sub-Servicer, as applicable, shall establish and maintain at one or more Designated Depository Institutions in the name of the Trust for the benefit of the Noteholders and the Note Insurer, as their interests may appear, the Principal and Interest Account. The establishment of the Principal and Interest Account shall be evidenced by the Master Servicer's delivery of a notice in the form of Exhibit A hereto, properly completed.

            Subject to paragraphs (c) and (e) below, the Master Servicer and any Sub-Servicer shall deposit all receipts of principal and accrued interest related to the Mortgage Loans (including, without limitation, Net Liquidation Proceeds) to the Principal and Interest Account on a daily basis (but no later than the second Business Day after receipt).

               (b) All funds in the Principal and Interest Account may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments. The Principal and Interest Account shall be held in trust in the name of the Trust and for the benefit of the Noteholders and the Note Insurer. Any investment earnings on funds held in the Principal and Interest Account shall be for the account of the Master Servicer. Any references herein to amounts on deposit in the Principal and Interest Account shall refer to amounts net of such investment earnings. Any investment losses are at the expense of the Master Servicer and shall be replaced on or prior to the Remittance Date.

               (c) With respect to the Mortgage Loans and subject to paragraph (e) below, the Master Servicer shall deposit to the Principal and Interest Account all principal collected and interest accrued on or after the Cut-Off Date, related Subsequent Cut-Off Date or Replacement Cut-Off Date including any Prepaid Installments, Prepayments, Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received or paid by the Master Servicer, other recoveries or amounts received by the Master Servicer, Compensating Interest and Delinquency Advances together with any amounts which are reimbursable from the Principal and Interest Account, but net of (i) the Servicing Fee and other servicing compensation to the Master Servicer as permitted by Section 4.15 hereof, (ii) principal (including Prepayments) collected on the related Mortgage Loans prior to the Initial Cut-Off Date, Subsequent Cut-Off Date or

Replacement Cut-Off Date, (iii) interest accrued on the related Mortgage Loans prior to the Initial Cut-Off Date, Subsequent Cut-Off Date or Replacement Cut-Off Date and (iv) Net Liquidation Proceeds to the extent such Net Liquidation Proceeds exceed the Loan Balance of the related Mortgage Loan and accrued and unpaid interest thereon.

               (d) (i) The Master Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

                     (A) to effect the timely remittance to the Indenture Trustee of the Monthly Remittance Amount due on the Remittance Date;

                     (B) to reimburse itself pursuant to Section 4.09(a) hereof for unreimbursed Delinquency Advances and Servicing Advances and Nonrecoverable Advances;

                     (C) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account if such investment earnings have been deposited to the Principal and Interest Account;

                     (D) to withdraw amounts that have been deposited to a Principal and Interest Account in error;

                     (E) to clear and terminate each Principal and Interest Account following the termination of the Trust pursuant to Article X of the Indenture; and

                     (F)   to invest in Eligible Investments.

               (ii) On the tenth day of each month, the Master Servicer shall send to the Indenture Trustee a computer tape detailing the payments on the Mortgage Loans during the prior Remittance Period. Such tape shall be in the form and have the specifications as may be agreed to between the Master Servicer and the Indenture Trustee from time to time. The Note Insurer shall have the right to request this computer tape upon providing three (3) Business Days written notice to the Master Servicer. Upon any change in the format of the electronic medium maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall deliver a copy of such electronic medium to the Indenture Trustee.

               (iii) On each Remittance Date the Master Servicer shall remit to the Indenture Trustee by wire transfer in immediately available funds for deposit in the Note Account the amounts specified in Section 8.07(a) of the Indenture.

               (e) To the extent that the ratings, if any, then assigned to the unsecured debt of the Master Servicer or of the Master Servicer's ultimate corporate parent are satisfactory to the Note Insurer and each Rating Agency, then the requirement to maintain the Principal and Interest Account and deposit of principal collections and accrued interest may be waived by an instrument signed by the Note Insurer, each Rating Agency and the Master Servicer may be allowed to co-mingle with its general funds the amounts otherwise required to be deposited to the Principal and Interest Account, on such terms and subject to such conditions as the Note Insurer and each Rating Agency may permit.

            Section 4.09 Delinquency Advances, Compensating Interest and Servicing Advances. (a) The Master Servicer is required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the interest portions accrued (net of the Servicing Fees and certain other administrative amounts, if any) with respect to Delinquent Mortgage Loans during the related Remittance Period but not collected on or prior to such Remittance Date, but only if, in its good faith business judgment, the Master Servicer reasonably believes that such amount will ultimately be recoverable from the related Mortgage Loan. Such amounts are "Delinquency Advances".

            The Master Servicer shall be permitted to fund its payment of Delinquency Advances on any Remittance Date and to reimburse itself for any Delinquency Advances paid from the Master Servicer's own funds, from subsequent collections on the related Mortgage Loan. The Master Servicer may use funds deposited to the Principal and Interest Account subsequent to the related Remittance Period and shall deposit into the Principal and Interest Account with respect thereto (i) late collections from the Mortgagor whose Delinquency gave rise to the shortfall which resulted in such Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto or (iii) from its own funds. If not therefore recovered from the related Mortgagor or the related Liquidation Proceeds, Delinquency Advances constituting Nonrecoverable Advances shall be recoverable pursuant to Section 8.06(b)(xi) of the Indenture and Section 4.08(d) hereof.

               (b) On or prior to each Remittance Date, the Master Servicer shall deposit in the Principal and Interest Account with respect to any full Prepayment received on a Mortgage Loan during the related Remittance Period Compensating Interest out of its own funds, without any right of reimbursement therefor. "Compensating Interest" shall equal the lesser of
(i) the aggregate of the Prepayment Interest Shortfalls for the related Remittance Period and (ii) the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period; in no event shall the Master Servicer be required to pay Compensating Interest with respect to any Remittance Period in an amount in excess of the aggregate Servicing Fee received by the Master Servicer with respect to all Mortgage Loans for such Remittance Period nor shall it be required to pay Compensating Interest due to partial prepayments or Relief Act Shortfalls. "Prepayment Interest Shortfall" for any prepaid Mortgage Loan shall be an amount equal to the difference between (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period and (y) the interest (less the Servicing Fee) paid by the Mortgagor with respect to the Mortgage Loan during such Remittance Period

               (c) The Master Servicer will pay all "out-of-pocket" costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses (including the payment of flood insurance premiums),
(ii) any enforcement or judicial proceedings, including (a) foreclosures and
(b) other legal actions and costs associated therewith that potentially affect the existence, validity, priority, enforceability, or collectibility of the Mortgage Loans, including collection agency fees and costs of pursuing or obtaining personal judgments, garnishments, levies, attachment and similar actions, (iii) the conservation, management, liquidation, sale or other disposition of any Property acquired in satisfaction of the related Mortgage Loan, including reasonable fees paid to any independent contractor in connection therewith, and (iv) advances to keep liens current; and with respect to any of the foregoing, the Master Servicer is only required to pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expense will be recoverable from the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance". The Master Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Notes, (y) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan and (z) as provided in Section 4.08(d) hereof. In no case may the Master Servicer recover Servicing Advances from principal and interest payments on any other Mortgage Loan or from any amount relating to any other Mortgage Loan except as provided pursuant to Section 4.08(d) hereof.

               (d) On the first Remittance Date following the Closing Date, the Master Servicer shall make an advance (a "Special Advance") equal to the sum of (x) one-month's interest, calculated at the Note Interest Rate, applicable to such Payment Date, with respect to all Mortgage Loans not having a payment due prior to the December 1999 Remittance Date; the amounts of such Special Advances shall be included in the Interest Remittance Amount. Reimbursement of Special Advances shall be made only as provided in
Section 8.06(b)(xi) of the Indenture.

            Section 4.10 Purchase of Mortgage Loans. The Master Servicer may, but is not obligated to, purchase for its own account any Mortgage Loan which becomes Delinquent, in whole or in part, as to four consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Master Servicer or by any Sub-Servicer pursuant to Section 4.13. Any such Mortgage Loan shall be purchased by the Master Servicer on a Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Principal and Interest Account.

            Section 4.11 Maintenance of Insurance. (a) The Master
Servicer shall cause to be maintained with respect to each Mortgage Loan either a blanket insurance policy as described in Section 4.11(c) hereof or a hazard insurance policy that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

               (b) Unless otherwise covered pursuant to Section 4.11(c) hereof, if the Mortgage Loan at the time of origination relates to a Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Master Servicer will cause to be maintained with respect thereto either a blanket insurance policy as described in Section 4.11(c) hereof or a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration. Such policy shall provide for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Master Servicer shall indemnify the Trust and the Note Insurer out of the Master Servicer's own funds for any loss to the Trust and the Note Insurer resulting from the Master Servicer's failure to maintain the insurance required by this Section 4.11.

               (c) In the event that the Master Servicer shall obtain and maintain a blanket insurance policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this
Section 4.11, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with paragraphs (a) and (b) of this Section 4.11, and there shall have been a loss which would have been covered by such policy, deposit in the Principal and Interest Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with paragraphs (a) and (b) of this Section 4.11 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee or the Note Insurer, the Master Servicer shall cause to be delivered to the Indenture Trustee or the Note Insurer, a certified true copy of such policy.

            Section 4.12 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law or (ii) the Master Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Noteholders or of the
Note Insurer. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Master Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note; provided, however, that to the extent any such substitution of liability agreement would be delivered by the Master Servicer outside of its usual procedures for mortgage loans held in its own portfolio the Master Servicer shall, prior to executing and delivering such agreement, obtain the prior written consent of the Controlling Party. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Master Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Indenture Trustee to the related Mortgage File and which shall, for all


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
purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Master Servicer shall be responsible for recording or causing the recordation any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Master Servicer or the Sub-Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Master Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 4.13 Realization Upon Defaulted Mortgage Loans. (a)
The Master Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Master Servicer has not purchased pursuant to Section 4.10. In connection with such foreclosure or other conversion, the Master Servicer shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes and insurance premiums. Any amounts so advanced shall constitute "Servicing Advances" within the meaning of Section 4.09(c) hereof.

            Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Noteholders solely for the purpose of its prompt disposition and sale. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Noteholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Noteholders for the period prior to the sale of such REO Property. The Master Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on an REO Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such REO Property. With respect to any Mortgage Loan secured by a mixed use REO Property, the Master Servicer shall, prior to foreclosing upon or otherwise comparably effecting the ownership in the name of the Master Servicer on behalf of the Trust, either (x) perform a "phase one environmental study" of such REO Property or (y) repurchase such REO Property at the Loan Purchase Price.

               (b) The Master Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgement), whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan and, if requested, shall promptly deliver to the
Note Insurer, and to the Indenture Trustee, a related liquidation report with respect to such Liquidated Mortgage Loan.

            Section 4.14 Indenture Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Master Servicer or any Sub-Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer or any Sub-Servicer shall deliver to the Indenture Trustee a Master Servicer's Trust Receipt attached hereto as Exhibit D. Upon receipt of such Master Servicer's Trust Receipt, the Indenture Trustee shall promptly release the related Mortgage File, as directed by the Master Servicer in the Master Servicer's Trust Receipt. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Master Servicer or any Sub-Servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Principal and Interest Account. In lieu of executing any such satisfaction or assignment, the Master Servicer or any Sub-Servicer may prepare and submit to the Indenture Trustee, a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Master Servicer or any Sub-Servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment and deliver the same with the related Mortgage File, as aforesaid.

               (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Mortgage Insurance Policy, the Indenture Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Indenture Trustee), upon request of the Master Servicer or any Sub-Servicer and delivery to the Indenture Trustee of a Master Servicer's Trust Receipt, release the related Mortgage File to the Master Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Master Servicer; provided, that the Master Servicer shall not have received and not returned at any one time more than 10% of the entire number of Mortgage Files. The Indenture Trustee shall complete in the name of the Indenture Trustee any endorsement in blank on any Note prior to releasing such Mortgage Note to the Master Servicer or any Sub-Servicer. Such receipt shall obligate the Master Servicer or any Sub-Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Master Servicer or any Sub-Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of the liquidation information, in physical or electronic form acceptable to the Master Servicer and the Indenture Trustee, a copy of the Master Servicer's Trust Receipt shall be released by the Indenture Trustee to the Master Servicer or any Sub-Servicer.

               (c) No costs associated with the procedures described in this
Section 4.14 shall be an expense of the Trust.

               (d) The provisions set forth in paragraphs (a) and (b) may be superseded by any waiver of the Document Delivery Requirement as may be given by the Controlling Party and the Rating Agencies pursuant to Section 2.01(h) hereof.

               (e) Each Master Servicer's Trust Receipt may be delivered to the Indenture Trustee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Master Servicer and the Indenture Trustee shall mutually agree. The Indenture Trustee shall promptly release the related Mortgage File(s) no later than seven (7) Business Days of receipt of a properly completed Master Servicer's Trust Receipt or such shorter period as may be agreed upon by the Master Servicer and the Indenture Trustee. Receipt of a Master Servicer's Trust Receipt shall be authorization to the Indenture Trustee to release such Mortgage Files, provided, the Indenture Trustee has determined that such Master Servicer's Trust Receipt has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause
(iii) above, by an Authorized Officer of the Master Servicer or any Sub-Servicer, and so long as the Indenture Trustee complies with its duties and obligations under this Agreement. If the Indenture Trustee is unable to release the Mortgage Files within the time frames previously specified, the Indenture Trustee shall immediately notify the Master Servicer or any Sub-Servicer indicating the reason for such delay, but in no event shall such notification be later than five business days after receipt of a Master Servicer's Trust Receipt. If the Master Servicer is required to pay penalties or damages due solely to the Indenture Trustee's negligent failure to release the related Mortgage File or the Indenture Trustee's negligent failure to execute and release documents in a timely manner, the Indenture Trustee shall be liable for such penalties or damages.

            Section 4.15 Servicing Compensation. As compensation for its activities hereunder, the Master Servicer shall be entitled to retain the amount of the Servicing Fee with respect to each Mortgage Loan. Additional servicing compensation in the form of investment income on each Principal and Interest Account, the Capitalized Interest Account, and on the Note Account, prepayment charges, release fees, bad check charges, assumption fees, late payment charges, any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to Section 4.08(c)(iv) and similar items may, to the extent collected from Mortgagors, be retained by the Master Servicer.

            Section 4.16 Annual Statement as to Compliance. The Master Servicer, at its own expense, will deliver to the Indenture Trustee and the
Note Insurer, on or before the last day of March of each year, commencing in the year 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Master

Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such defaults.

            Section 4.17 Annual Independent Certified Public Accountants' Reports. On or before the last day of March of each year, commencing in the year 2000, the Master Servicer, at its own expense, shall cause to be delivered to the Indenture Trustee and the Note Insurer a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Controlling Party stating that such firm has, with respect to the Master Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto or (iii) examined such operations in accordance with the requirements of SAS 70.

            Section 4.18 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide to the Indenture Trustee, the Note Insurer, access to the documentation regarding the Mortgage Loans required by applicable state and federal regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer.

            Section 4.19 Assignment of Agreement. The Master Servicer may not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Indenture Trustee and the Note Insurer, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 5.01(g) hereof for a successor servicer; and provided, further, that this Section 4.19 does not apply to the appointment of Sub-Servicers or to the assignment to a Master Servicer Affiliate. Notice of any such assignment shall be given by the Master Servicer to the Indenture Trustee, the Note Insurer and each Rating Agency.

            Section 4.20 Inspections by the Note Insurer and the Indenture Trustee; Errors and Omissions Insurance. (a) At any reasonable time during business hours and from time to time upon five (5) Business Day's notice, the
Note Insurer, the Indenture Trustee, or any agents or representatives thereof may inspect the Master Servicer's servicing operations and discuss the servicing operations of the Master Servicer with any of its officers or directors. The reasonable costs and expenses incurred by the Master Servicer in connection with any such examinations or discussions shall be paid by the Master Servicer.

               (b) The Master Servicer agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent generally maintained by prudent mortgage loan servicers having servicing portfolios of a similar size.

            Section 4.21 Merger, Conversion, Consolidation or Succession to Business of Master Servicer. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Master Servicer, shall be the successor of the Master Servicer hereunder upon notice to the Note Insurer, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation is a housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less the $10,000,000, as determined in accordance with generally accepted accounting principles.

            Section 4.22 Notices to Noteholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article V, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register, the Note Insurer and each Rating Agency.

            Section 4.23 Notices of Material Events. The Master Servicer shall give prompt notice to the Note Insurer, the Indenture Trustee, and each Rating Agency of the occurrence of any of the following events:

               (a) Any default or any fact or event which results, or which with notice or the passage of time, or both, would result in the occurrence of a default by the Sponsor, or the Master Servicer under any Operative Document, or would constitute a material breach of a representation, warranty or covenant under any Operative Document, which default would have a material adverse effect on the Noteholders or the Note Insurer;

               (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Sponsor, the Master Servicer or AMHC in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any the Sponsor's, the Master Servicer's or AMHC's ability to perform its obligations under any Operative Document;

               (c) The commencement of any proceedings by or against the Sponsor, the Master Servicer or AMHC under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Sponsor, the Master Servicer or AMHC; and

               (d) The receipt of notice from any agency or governmental body having authority over the conduct of any of the Sponsor's the Master Servicer's or the AMHC's business that the Sponsor, the Master Servicer or AMHC is to cease and desist, or to undertake any practice, program, procedure or policy employed by the Sponsor, the Master Servicer or AMHC in the conduct of the business of any of them, and such cessation or undertaking will materially adversely affect the conduct of the Sponsor's, the Master Servicer's or AMHC's business or its ability to perform under the Operative Documents or materially adversely affect the financial affairs of the Sponsor, the Master Servicer or AMHC.


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
                                  ARTICLE V

                            SERVICING TERMINATION

            Section 5.01 Events of Servicer Termination. (a) The Indenture Trustee, with the consent of the Note Insurer (or the Noteholders, if a Note Insurer Default shall have occurred and be continuing) may remove the Master Servicer upon the occurrence of any of the following events (each, an "Event of Servicing Termination"):

               (i) The Master Servicer shall fail to deliver to the Indenture Trustee any proceeds or required payment, which failure continues unremedied for five (5) Business Days following written notice to an Authorized Officer of the Master Servicer from the Indenture Trustee, the Note Insurer or from Noteholders evidencing Percentage Interests aggregating not less than 25%.

               (ii) The Master Servicer shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (B) admit in writing its inability to pay its debts generally as they become due,
      (C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent, (E) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (F) take corporate action for the purpose of effecting any of the foregoing; or

               (iii) If, without the application, approval or consent of the Master Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Master Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or similar entity with respect to the Master Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Master Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of seventy-five (75) consecutive days.

               (iv) The Master Servicer shall fail to perform any one or more of its obligations hereunder other than the obligations contemplated by subsection 5.01(i) above, and shall continue in default thereof for a period of sixty (60) days after notice by the Indenture Trustee or the Note Insurer of said failure; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Controlling Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Controlling Party; or

               (v) The Master Servicer shall fail to cure any breach of any of its representations and warranties set forth in Section 3.02 which materially and adversely affects the interests of the Noteholders or the Note Insurer for a period of thirty (30) days after the Master Servicer's discovery or receipt of notice thereof; provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Controlling Party that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Controlling Party.

               (b) The Note Insurer also may remove the Master Servicer as set forth in the Insurance Agreement or upon the occurrence of any of the following events:

               (i) upon the making of any Insured Payment; provided, however, that the Note Insurer shall have no right to remove the Master Servicer under this clause (i) if the Master Servicer can demonstrate to the reasonable satisfaction of the Note Insurer that such event was due to circumstances beyond the control of the Master Servicer; or

               (ii) the failure by the Master Servicer to make any required Servicing Advance; or

               (iii) the failure by the Master Servicer to perform any one or more of its material obligations hereunder or under the Insurance Agreement, which failure materially and adversely affects the interests of the Note Insurer and the Indenture Trustee; or

               (iv) the failure by the Master Servicer to make any required Delinquency Advance, any Special Advance or to pay any Compensating Interest; or

               (v) the occurrence of a Servicer Termination Loss Trigger or of a Servicer Termination Delinquency Trigger, as such terms are defined in the Insurance Agreement; or

               (vi) the enactment of any law by a legislative body that declares, or any finding or ruling by a court of competent jurisdiction, that the Insurance Agreement or this Agreement is not valid and binding on the Sponsor or the Master Servicer.

      provided, however, with respect to clause (iv), if the Master Servicer can demonstrate to the reasonable satisfaction of the Note Insurer that any such event was due to circumstances beyond the control of the Master Servicer, such event shall not be considered an event of termination of the Master Servicer;

      provided, further, however, that (x) prior to any removal of the Master Servicer by the Note Insurer pursuant to clauses (ii) or (iii) of this Section 5.01(b), the Master Servicer shall first have been given by the Note Insurer and by registered or certified mail, notice of the occurrence of one or more of the events set forth in clauses
      (ii) or (iii) above and the Master Servicer shall not have remedied, or shall not have taken actions satisfactory to the Note Insurer to remedy, such event or events within 30 days (60 days with respect to clause (iii)) after the Master Servicer's receipt of such notice (provided, however, that if the Master Servicer can demonstrate to the reasonable satisfaction of the Note Insurer that it is diligently pursuing remedial action, then the cure period in each case may be extended with the written approval of the Note Insurer) and (y) in the event of the refusal or inability of the Master Servicer to make any required Delinquency Advance or Special Advance or to pay any Compensating Interest (as described in clause
      (iv)) or Monthly Remittance Amount, such removal shall be effective (without the requirement of any action on the part of the Note Insurer or of the Indenture Trustee) at 4:00 p.m. on the second Business Day following the day on which the Indenture Trustee or the Note Insurer notifies an Authorized Officer of the Master Servicer that a required Delinquency Advance or Special Advance or any Compensating Interest or Monthly Remittance Amount has not been received by the Indenture Trustee. Upon the Indenture Trustee's determination that a required Delinquency Advance or Special Advance or any Compensating Interest or Monthly Remittance Amount has not been made by the Master Servicer, the Indenture Trustee shall so notify in writing an Authorized Officer of the Master Servicer and the Note Insurer as soon as is reasonably practical.

               (c) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect which shall be delivered to the Indenture Trustee and the Note Insurer.

               (d) No removal or resignation of the Master Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with this Agreement. If no successor servicer is available, the Indenture Trustee shall act as successor servicer and perform all of the obligations of this Agreement, including, without limitation, making Delinquency Advances, Servicing Advances and paying Compensating Interest; provided, however, that the Indenture Trustee will not be obligated to act as successor servicer if it is legally unable to perform its duties hereunder.

               (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly deliver or cause to be delivered to a successor servicer or the Indenture Trustee all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession.

               (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly and immediately to the Indenture Trustee or the successor Master Servicer.

               (g) Upon removal or resignation of the Master Servicer, the Indenture Trustee (x) may solicit bids for a successor servicer as described below, and (y) pending the appointment of a successor Master Servicer as a result of soliciting such bids, shall serve as Master Servicer. The Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Master Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has shareholders' equity of not less than $10,000,000, as determined in accordance with generally accepted accounting principles, and acceptable to the Note Insurer as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. The compensation of any successor servicer (including, without limitation, the Indenture Trustee) so appointed shall be the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in Sections 4.08 and 4.15; provided, however, that if the Indenture Trustee acts as successor Master Servicer then the Sponsor agrees to pay to the Indenture Trustee at such time that the Indenture Trustee becomes such successor Master Servicer a fee of twenty-five dollars ($25.00) for each Mortgage Loan then included in the Trust Estate. The Indenture Trustee shall be obligated to serve as successor Master Servicer whether or not the $25.00 fee described in the preceding sentence is paid by the Sponsor, but shall in any event be entitled to receive, and to enforce payment of, such fee from the Sponsor.

               (h) In the event the Indenture Trustee solicits bids as provided above, the Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above. Such public announcement shall specify that the successor Master Servicer shall be entitled to the compensation set forth in clause (g) above. Within thirty
(30) days after any such public announcement, the Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum shall be paid by the Indenture Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor.

               (i) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Indenture Trustee and any successor Master Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Master Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Master Servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Account by the Master Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Indenture Trustee nor any other successor Master Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or (iii) any breaches of a predecessor Master Servicer.

               (j) The Indenture Trustee or any other successor Master Servicer, upon assuming the duties of Master Servicer hereunder, shall immediately make all Delinquency Advances and pay all Compensating Interest which the Master Servicer has theretofore failed to remit with respect to the Mortgage Loans; provided, however, that if the Indenture Trustee is acting as successor Master Servicer, the Indenture Trustee shall only be required to make Delinquency Advances (including the Delinquency Advances required to be made by the predecessor Master Servicer but not so deposited) if, in the Indenture Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans.

               (k) The Master Servicer that is being removed or is resigning shall give notice to the Mortgagors and to each Rating Agency of the transfer of the servicing to the successor.

               (l) The Indenture Trustee shall give notice to the Note Insurer, each Rating Agency and to the Note Owners of the occurrence of any event specified in Section 5.01(a) of which the Indenture Trustee has knowledge.

               (m) Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.


                                 ARTICLE VI

                 ADMINISTRATIVE DUTIES OF THE MASTER SERVICER

            Section 6.01 Administrative Duties with Respect to the Indenture. The Master Servicer shall perform all its duties and the duties of the Trust pursuant to under the Indenture. In addition, the Master Servicer shall consult with the Owner Trustee as the Master Servicer deems appropriate regarding the duties of the Trust under the Indenture. The Master Servicer shall monitor the performance of the Trust. The Master Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Master Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Indenture.

            (a)      Duties with Respect to the Trust.

                     (i) In addition to the duties of the Master Servicer
            set forth in this Agreement or any of the Operative Documents, the Master Servicer shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Operative Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Operative Documents. In accordance with the directions of the Trust or the Owner Trustee, the Master Servicer shall administer, perform or supervise the performance of such other activities in connection with the Mortgage Loans (including the Operative Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Master Servicer.

                     (ii) Notwithstanding anything in this Agreement or any
            of the Operative Documents to the contrary, the Master Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) with respect to the Notes as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

                     (iii) Notwithstanding anything in this Agreement or the
            Operative Documents to the contrary, the Master Servicer shall be responsible for performance of the duties of the Trust or the Sponsor set forth in Section 5.01(a), (b), (c) and (d) of the Trust Agreement with respect to, among other things, accounting and reports with respect to the Notes.

                     (iv) In carrying out the foregoing duties or any of its
            other obligations under this Agreement, the Master Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust (with the written consent of the Note Insurer) and shall be, in the Master Servicer's opinion, no less favorable to the Trust or the Note Insurer in any material respect.

               (b) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Master Servicer are non-ministerial, the Master Servicer shall not take any action pursuant to this Article VI unless, the Master Servicer shall have notified the Owner Trustee and the Note Insurer of the proposed action and the Owner Trustee and the Note Insurer shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                     (i) the amendment of or any supplement to the
            Indenture;

                     (ii) the initiation of any claim or lawsuit by the
            Trust and the compromise of any action, claim or lawsuit brought by or against the Trust (other than in connection with the collection of the Mortgage Loans);

                     (iii) the amendment, change or modification of this
            Agreement or any of the Operative Documents;

                     (iv) the appointment of successor Note Registrars,
            successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of Successor Servicers or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                     (v) the removal of the Indenture Trustee.

               (c) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Operative Documents, the Master Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders under the Operative Documents, (2) sell the Trust Estate pursuant to Section 5.01 of the Indenture, (3) take any other action that the Trust directs the Master Servicer not to take on its behalf (unless the Note Insurer so directs) or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

               (d) The Indenture Trustee or any successor Servicer shall not be responsible for any obligations or duties of the Master Servicer under this Section 6.01.

            Section 6.02 Records. The Master Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by Trust and the Indenture Trustee at any time during normal business hours.

            Section 6.03 Additional Information to be Furnished to the Trust. The Master Servicer shall furnish to the Trust, the Indenture Trustee and the Note Insurer from time to time such additional information regarding the Mortgage Loans as the Trust, the Indenture Trustee and the Note Insurer shall reasonably request.


                                 ARTICLE VII

                                MISCELLANEOUS

            Section 7.01 Compliance Certificates and Opinions. Upon any application or request by the Sponsor, the Note Insurer or the Noteholders to the Indenture Trustee to take any action under any provision of this Agreement, the Sponsor, the Note Insurer or the Noteholders, as the case may be, shall furnish to the Indenture Trustee a certificate stating that all conditions precedent, if applicable, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of any documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

            Section 7.02 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate of an Authorized Officer of the Indenture Trustee may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion is erroneous. Any such certificate of an Authorized Officer of the Indenture Trustee or any opinion of counsel may be based, insofar as it relates to factual matter upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Sponsor or of the Master Servicer, stating that the information with respect to such factual matters is in the possession of the Sponsor or of the Master Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Indenture Trustee, stating that the information with respect to such matters is in the possession of the Indenture Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any opinion of counsel may be based on the written opinion of other counsel, in which event such opinion of counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

            Section 7.03 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Sponsor and/or the Note Insurer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Indenture Trustee and the Trust, if made in the manner provided in this Section 7.03.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c) The ownership of Notes shall be proved by the Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Noteholders shall bind the Noteholders issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Notes.

            Section 7.04 Notices to Indenture Trustee. Any request, demand, authorization, direction, notice, consent, waiver or act of the Notes or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Indenture Trustee by any Notes, the
Note Insurer or by the Sponsor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and received by the Indenture Trustee at its corporate trust office as set forth in the Indenture.

            Section 7.05 Notices and Reports to Noteholders; Waiver of Notices. Where this Agreement provides for notice to Noteholders of any event or the mailing of any report to Noteholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Noteholder affected by such event or to whom such report is required to be mailed, at the address of such Noteholder as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Noteholders is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Noteholder shall affect the sufficiency of such notice or report with respect to other Noteholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

            Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

            Where this Agreement provides for notice to any rating agency that rated any Notes, failure to give such notice shall not affect any other rights or obligations created hereunder.

            Section 7.06 Rules by Indenture Trustee and Sponsor. The Indenture Trustee may make reasonable rules for any meeting of Noteholders. The Sponsor may make reasonable rules and set reasonable requirements for its functions.

            Section 7.07 Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

            Section 7.08 Severability. In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 7.09 Benefits of Agreement. Nothing in this Agreement or in the Notes, expressed or implied, shall give to any Person, other than the Noteholders, the Note Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 7.10 Legal Holidays. In any case where the date of any Payment Date, any other date on which any distribution to any Noteholder is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date, or such other date for the payment of any distribution to any Noteholder or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

            Section 7.11 Governing Law. In view of the fact that Noteholders are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

            Section 7.12 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 7.13 Amendment. (a) The Indenture Trustee, the
Sponsor and the Master Servicer, may at any time and from time to time, with the prior written consent of each other and of the Note Insurer but without the giving of notice to or the receipt of the consent of each other and of the Noteholders, and subject to Section 6.01(b) hereof amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of (i) curing any ambiguity, or correcting or supplementing any provision hereof, which may be inconsistent with any other provision hereof or of the Operative Documents, or to add provisions hereto which are not inconsistent with the provisions hereof, or (ii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that any such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Noteholder (without its written consent).

               (b) The Indenture Trustee, the Sponsor and the Master Servicer may, at any time and from time to time, with the prior written consent of each other party hereto and the Note Insurer but without the giving of notice to or the receipt of the consent of the Noteholders, and subject to Section 6.01(b) hereof, amend this Agreement, and the Indenture Trustee shall consent to such amendment, for the purpose of changing the definitions of "Specified Overcollateralization Amount"; provided, however, that no such change shall affect the weighted average life of the Notes (assuming an appropriate prepayment speed as determined by the Representative) by more than five percent (5%), as determined by the Representative.

               (c) This Agreement may also be amended by the Indenture Trustee, the Sponsor, and the Master Servicer at any time and from time to time, with the prior written approval of the Note Insurer and not less than a majority of the Percentage Interest represented by each the Notes then Outstanding, and subject to Section 6.01(b) hereof for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders hereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Noteholder without the consent of the Noteholder, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments or (c) result in a down-rating or withdrawal of any ratings then assigned to the Notes, without the consent of the Noteholders of the then Outstanding Notes.

               (d) The Note Insurer, the Noteholders, the Owner Trustee, the Indenture Trustee, and the Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

            Section 7.14 The Note Insurer. The Note Insurer is a third-party beneficiary of this Agreement. Any right conferred to the Note Insurer shall be suspended during any period in which the Note Insurer is in default in its payment obligations under the Policy, except with respect to amendments to this Agreement pursuant to Section 7.13. During the continuance of a Note Insurer Default, the Note Insurer's rights hereunder shall vest in the Indenture Trustee on behalf of the Noteholders and shall be exercisable by the Noteholders of at least a majority in Percentage Interest of the Notes then Outstanding. At such time as the Notes are no longer Outstanding hereunder and the Note Insurer has been reimbursed for all Reimbursement Amounts to which it is entitled hereunder, under the Indenture and under the Insurance Agreement and the Policy has expired, the Note Insurer's rights hereunder shall terminate.

            Section 7.15 Notices. All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

            The Indenture Trustee:  Bankers Trust Company
                                       of California, N.A.
                                    1761 E. St. Andrew Place
                                    Santa Ana, California 92705
                                    Attention:  Advanta 1999-4

                                    Tel:  (714) 247-6286
                                    Fax:  (714) 247-6475

            The Sponsor:            Advanta Conduit Receivables, Inc.
                                    10790 Rancho Bernardo Road
                                    San Diego, California 92127
                                    Tel:  (858) 674-3317
                                    Fax:  (858) 674-3666
                                    Attention:  Structured Finance

            The Master Servicer:    Advanta Mortgage Corp. USA
                                    10790 Rancho Bernardo Road
                                    San Diego, California 92127
                                    Tel:  (858) 674-3317
                                    Fax:  (858) 674-3666
                                    Attention:  Investor Reporting

            The Note Insurer:       Ambac Assurance Corporation
                                    One State Street Plaza
                                    New York, New York 10004
                                    Attention: Structured Finance Department
                                               Advanta Mortgage Loan Trust
                                               1999-4

            In each case in which notice or other communication to the Note Insurer refers to an Event of Servicing Termination, a claim on the Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel (fax no. 212-208-3558 and with the same confirmation number as stated above) and should be marked "URGENT MATERIAL ENCLOSED".

            Moody's:                Moody's Investors Service
                                    99 Church Street
                                    New York, New York 10007
                                    Attention: The Mortgage Monitoring
                                    Department

            Standard & Poor's:      Standard & Poor's
                                    55 Water Street
                                    New York, New York 10041
                                    Attention: Manager, Structured Finance
                                    Operations Group

            Representative:         Bear, Stearns & Co. Inc.
                                    245 Park Avenue
                                    New York, New York 10167
                                    Attention:  Asset-Backed Securities Group

            The Trust:              Advanta Mortgage Loan Trust  1999-4
                                    c/o Wilmington Trust Company, as Owner
                                    Trustee
                                    Rodney Square North
                                    1100 North Market Street
                                    Wilmington, Delaware  19890

            Section 7.16 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company individually or personally to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under them and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaking by the Trust under this Agreement or any related documents.

                 [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the Sponsor, the Trust, the Master Servicer, the Holding Trust and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    ADVANTA CONDUIT RECEIVABLES, INC.,
                                        as Sponsor

                                    By: /s/ Michael Coco
                                       -----------------------------------------
                                        Name:   Michael Coco
                                        Title:  Vice President

                                    ADVANTA MORTGAGE CORP. USA
                                        as Master Servicer

                                    By: /s/ Michael Coco
                                       -----------------------------------------
                                        Name:   Michael Coco
                                        Title:  Vice President

                                    ADVANTA MORTGAGE LOAN
                                        TRUST 1999-4, as the Trust

                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Owner Trustee,

                                    By: /s/ Donald G. MacKelcan
                                       -----------------------------------------
                                        Name: Donald G. MacKelcan
                                        Title: Vice President

                                    ADVANTA HOLDING TRUST 1999-4, as the
                                        Holding Trust

                                    By: WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as
                                        Owner Trustee,

                                    By: /s/ Donald G. MacKelcan
                                       -----------------------------------------
                                        Name: Donald G. MacKelcan
                                        Title: Vice President

                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Indenture Trustee

                                    By: /s/ Whitney Iger
                                       -----------------------------------------
                                        Name: Whitney Iger
                                        Title: Assistant Vice President

                                                                    SCHEDULE 1



                         SCHEDULE OF MORTGAGE LOANS

                                                                     EXHIBIT A



                      EVIDENCE OF THE ESTABLISHMENT OF
                       PRINCIPAL AND INTEREST ACCOUNT


Advanta Mortgage Loan Trust 1999-4
c/o Wilmington Trust Company, as Owner Trustee
One Rodney Square
Wilmington, Delaware 19801


Ladies & Gentlemen:

            In accordance with Section 8.03 of the Indenture, dated as of November 1, 1999, among Advanta Mortgage Loan Trust 1999-4 and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), please be advised that the Indenture Trustee has caused the following Principal and Interest Account to be established in the name of the Indenture Trustee for the benefit of the Noteholders:


        Principal and Interest Account #              Institution

        ________________________________              ___________

        ________________________________              ___________


                                    Very truly yours,

                                    BANKERS TRUST COMPANY OF
                                    CALIFORNIA, N.A., as Indenture Trustee



                                    By:  ______________________________
                                         Name:
                                         Title:


      Dated:  November 17, 1999

                                                                     EXHIBIT B


            FORM OF INDENTURE TRUSTEE'S ACKNOWLEDGMENT OF RECEIPT


            Bankers Trust Company of California, N.A., a national banking association, in its capacity as indenture trustee (the "Indenture Trustee") under that certain Sale and Servicing Agreement dated as of November 1, 1999 (the "Sale and Servicing Agreement") by and among Advanta Mortgage Loan Trust 1999-4, Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as master servicer, Advanta Holding Trust 1999-4, as holding trust and the Indenture Trustee, hereby acknowledges receipt of the items delivered to it by the Sponsor with respect to the Mortgage Loans listed on Schedule 1 of the Sale and Servicing Agreement, except as set forth on the exception report (the "Exception Report") attached hereto.

            The Indenture Trustee hereby additionally acknowledges that it shall review such items (i) to confirm that an original Note is contained in the file within 10 Business Days after the Startup Day and (ii) as required by Section 2.02(a) of the Sale and Servicing Agreement, during the period specified therein, and shall otherwise comply with Section 2.02(b) of the Sale and Servicing Agreement as required thereby.

                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., as Indenture Trustee



                                    By:_________________________________
                                       Name:
                                       Title:


Dated: _______________________

                                                         SCHEDULE TO EXHIBIT B

                              EXCEPTION REPORT

                                                                     EXHIBIT C

                  FORM OF INDENTURE TRUSTEE'S CERTIFICATION

            WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as indenture trustee (the "Indenture Trustee") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to the Trustee, pursuant to that certain Sale and Servicing Agreement dated as of November 1, 1999 (the "Sale and Servicing Agreement") by and among Advanta Mortgage Loan Trust 1999-4, Advanta Conduit Receivables, Inc., a Nevada corporation, as sponsor (the "Sponsor"), Advanta Mortgage Corp. USA, a Delaware corporation, as master servicer, Advanta Holding Trust 1999-4, as holding trust and the Indenture Trustee; and

            WHEREAS, the Indenture Trustee is required, pursuant to Section 2.02(a) of the Sale and Servicing Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Startup Day and to notify the Sponsor promptly of any defects with respect to the Pool, and the Sponsor is required to remedy such defects or take certain other action, all as set forth in Section 2.02(b) of the Sale and Servicing Agreement; and

            WHEREAS, Section 2.02(a) of the Sale and Servicing Agreement requires the Indenture Trustee to deliver this Certification upon the satisfaction of certain conditions set forth therein.

            NOW, THEREFORE, it has determined that all required documents (or certified copies of documents listed in Section 2.01 of the Sale and Servicing Agreement) have been executed or received, and that such documents relate to the Initial Mortgage Loans identified in the Schedules of Mortgage Loans pursuant to Section 2.01(a) of the Sale and Servicing Agreement. In the event that such documents have not been executed and received or do not relate to the Initial Mortgage Loans, any remedial action by the Sponsor pursuant to Section 2.02(b) of the Sale and Servicing Agreement has been completed. The Indenture Trustee makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.


                                    BANKERS TRUST COMPANY
                                    OF CALIFORNIA, N.A., as indenture trustee


                                    By: ______________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT D

                   FORM OF MASTER SERVICER'S TRUST RECEIPT

To:   Bankers Trust Company
      of California, N.A.
      7601 E. St. Andrew Place
      Santa Ana, California 92705

      Attn:  Corporate Trust

                                    Date:


            In connection with the administration of the Mortgage Loans held by you as Indenture Trustee under a certain Sale and Servicing Agreement dated as of November 1, 1999 by and among Advanta Mortgage Loan Trust 1999-4, Advanta Holding Trust 1999-4, Advanta Mortgage Corp. USA, as master servicer (the "Master Servicer"), Advanta Conduit Receivables, Inc., as sponsor, and you, as indenture trustee (the "Agreement"), the Master Servicer hereby requests a release of the Mortgage File held by you as Indenture Trustee with respect to the following Mortgage Loan for the reason indicated below:

Mortgagor's Name:

Loan No.:

Reason for requesting file:

_______ 1.       Mortgage Loan paid in full.

                       (The Master Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Note Account (whichever is applicable) pursuant to the Agreement.)

_______ 2.       Mortgage Loan repurchased pursuant to Section 2.02(b), 3.03,
                 3.04, or 4.10 of the Agreement.

                       (The Master Servicer hereby certifies that the Loan Purchase Price has been or will be paid to the Note Account pursuant to the Agreement.)

_______ 3.       Mortgage Loan substituted.

                       (The Master Servicer hereby certifies that a Qualified Replacement Mortgage Loan has been or will be assigned and delivered to you along with the related Mortgage File pursuant to the Agreement.)

_______ 4.       The Mortgage Loan is being foreclosed.

_______ 5.       Other.  (Describe)


            The undersigned acknowledges that the above Mortgage File will be held by the Master Servicer in accordance with the provisions of the Agreement and will be returned to you, unless the Mortgage Loan has been (i) paid in full, (ii) repurchased, (iii) substituted by a Qualified Replacement Mortgage (in which case the Mortgage File will be retained by us permanently) or (iv) is being foreclosed, in which case the Mortgage File will be returned when no longer required by us for such purpose.

            Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                    ADVANTA MORTGAGE CORP. USA



                                    By__________________________
                                      Name:
                                      Title:

                                                                     EXHIBIT E
                         FORM OF LOST NOTE AFFIDAVIT

                           AFFIDAVIT OF LOST NOTE

Loan #                  :                             Note Date:
Current Borrower(s)   :

I, ___________________, being duly sworn, do hereby state under oath that:

1. I, as [Title] of _________________ (the "Lender"), am authorized to make this affidavit.

2. The Lender is the payee under the mortgage note ("Note"). A mortgage/deed of trust ("Security Instrument") signed by the Borrower(s) refers to the note made of even date. The Security Instrument is attached as Exhibit 1.

3. The Lender is the lawful owner of the Note and has good title to the Note and has the right to convey good title thereto, and the Lender has not canceled, altered, assigned or hypothecated the Note except to the Sponsor and the Indenture trustee.

4. The Note was not located after a thorough and diligent search which consisted of the following actions:

      Searching of all servicing and collateral loan files
      Querying the loan servicing employees

5. Attached hereto as Exhibit 1 is a true and correct copy of the Security Instrument with an original note endorsement in blank by Lender.

6. This Affidavit is intended to be relied on by [Advanta entity], its successors, and assigns.

7. Following the assignment of the Note to the Indenture trustee, the Indenture trustee will be entitled to enforce the Note pursuant to
   Section 3-309 of the Uniform Commercial Code.

Executed this ___ day of ______, _____, on behalf of the Lender by:

                                    By:  ____________________________
                                         Name:
                                         Title:

            ON THIS ____ DAY OF ____________, _____, BEFORE ME APPEARED _____________________________, to me personally known, who being duly sworn did say that he is the [Title] of ___________________________, and that said Affidavit of Lost Note was signed and sealed in behalf of such corporation as Lender and said __________________________ acknowledged this instrument to be the free act and deed of said corporation.


      ________________________________________________________________
            Notary Public in and for the State of ____________

My commission expires _____________________________________

                                                                     EXHIBIT F


                          SPECIAL POWER OF ATTORNEY



            KNOW ALL MEN BY THESE PRESENTS, that I, _____________, ______________ of Advanta Conduit Receivables, Inc. (the "Sponsor"), do hereby constitute and appoint Bankers Trust Company of California, N.A., as the true and lawful attorney, for the Sponsor and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to the Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), under that Sale and Servicing Agreement dated as of November 1, 1999 by and among the Advanta Mortgage Loan Trust 1999-4 (the "Trust"), Advanta Holding Trust (the "Holding Trust"), the Sponsor, the Indenture Trustee and Advanta Mortgage Corp. USA, as master servicer, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Indenture trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

            This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Sponsor with respect thereto.

            WITNESS the following signature this ____ day of ___________
_____.





                                          ______________________________
                                          By: __________________________
                                          Name: ________________________
                                          Title: _______________________


STATE OF PENNSYLVANIA
COUNTY OF MONTGOMERY

      I, _____________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that _______________, who acknowledged himself to be the _______________ of Advanta Conduit Receivables, Inc., a Nevada corporation, personally appeared before me in the jurisdiction aforesaid and that he as such ______________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

      Witness my hand and official seal this _____ day of _________________.



                                          ____________________________ (SEAL)

                                          Notary Public

                                          My Commission Expires:

                                                                     EXHIBIT G
                    FORM OF SUBSEQUENT TRANSFER AGREEMENT


                        SUBSEQUENT TRANSFER AGREEMENT


            Advanta Conduit Receivables, Inc. (the "Sponsor"), Advanta Holding Trust 1999-4, Advanta Mortgage Loan Trust 1999-4, and Bankers Trust Company of California, N.A., as indenture trustee (the "Indenture Trustee"), of the Advanta Mortgage Loan Trust 1999-4 (the "Trust"), pursuant to the Sale and Servicing Agreement dated as of November 1, 1999 among Advanta Mortgage Loan Trust 1999-4, Advanta Mortgage Corp. USA, as master servicer (the "Master Servicer"), Advanta Holding Trust 1999-4, the Sponsor and the Indenture trustee (the "Sale and Servicing Agreement"), hereby confirm their understanding with respect to the acquisition by the Trust of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

            Conveyance of Subsequent Mortgage Loans. The Sponsor does hereby irrevocably transfer, assign, set over and otherwise convey to the Holding Trust, and the Holding Trust does hereby irrevocably transfer, assign, set over and otherwise convey to the Trust, without recourse (except as otherwise explicitly provided for herein) all of their respective right, title and interest in and to the Subsequent Mortgage Loans listed on the attached Schedule of Mortgage Loans, including specifically, without limitation, the Mortgages, the Mortgage Files and all other documents, materials and properties appurtenant thereto, including all principal collected and interest accrued on or after __________, _____ (the "Subsequent Cut-Off Date") and any Mortgage Insurance Policies relating thereto. The Sponsor shall deliver or cause to be delivered the original Mortgage or Mortgage assignment with evidence of recording thereon (except as otherwise provided by the Sale and Servicing Agreement) and other required documentation in accordance with the terms set forth in Section 2.04(b) of the Sale and Servicing Agreement.

            The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Sale and Servicing Agreement shall be borne by the Sponsor.

            The Sponsor hereby affirms the representations and warranties set forth in the Sale and Servicing Agreement that relate to itself and to the Subsequent Mortgage Loans as of the date hereof.

            All terms and conditions of the Sale and Servicing Agreement are hereby ratified, confirmed and incorporated herein; provided that in the event of any conflict, the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Sale and Servicing Agreement.

            Terms and capitalized and not defined herein shall have their respective meanings as set forth in the Sale and Servicing Agreement.

            IN WITNESS WHEREOF, the parties have executed this Subsequent Transfer Agreement as of this ____ day of ____________, ______.



                                    ADVANTA CONDUIT RECEIVABLES,  INC.,
                                    as Sponsor


                                    By: _______________________________________
                                         Name:
                                         Title:


                                    ADVANTA MORTGAGE LOAN
                                    TRUST 1999-4
                                    By:  Wilmington Trust Company
                                          not in its individual capacity but
                                          solely as Owner Trustee


                                    By: _______________________________________
                                         Name:
                                         Title:


                                    ADVANTA HOLDING TRUST 1999-4
                                    By:  Wilmington Trust Company
                                          not in its individual capacity but
                                          solely as Owner Trustee


                                    By: _______________________________________
                                         Name:
                                         Title:

                                    BANKERS TRUST COMPANY OF
                                    CALIFORNIA, N.A., as
                                    Indenture Trustee



                                    By: _______________________________________
                                         Name:
                                         Title:





Dated:

Attachments

A.    Addition Notice.
B.    Schedule of Mortgage Loans.
C.    Officer's Certificate.
D.    Indenture Trustee's Certificate.
E.    Conveyance Agreement.